EXHIBIT 99.4

Bioglan Pharmaceutical Operations of Quintiles Transnational Corp.

BALANCE SHEETS
(Unaudited)

	June 30, 2004	December 31, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 445,315	$ 1,540,721
Accounts receivable - net of allowances	8,243,192	2,469,781
Prepaid and other assets	536,023	566,570
Inventories	4,412,414	3,880,399

Total current assets	13,636,944	8,457,471

Property and equipment, net	714,798	879,639
Goodwill	530,458	530,458
Intangible assets, net	72,432,003	78,651,624
Other assets	5,432	5,604

Total Assets	$ 87,319,635	$ 88,524,796

LIABILITIES AND ENTITY EQUITY

CURRENT LIABILITIES
Accounts payable	$ 1,142,057	$ 1,413,435
Accrued expenses	3,248,100	3,536,313
Capital lease obligations, current portion	16,667	16,667

Total current liabilities	4,406,824	4,966,415

LONG TERM LIABILITIES
Capital lease obligations, less current portion	33,020	41,218
Due to affiliates	15,814,701	22,767,167

COMMITMENTS AND CONTINGENCIES
ENTITY EQUITY
Contributed capital	49,685,601	49,685,601
Accumulated other comprehensive income	2,330,967	3,706,976
Retained earnings	15,048,522	7,357,419

	67,065,090	60,749,996

Total Liabilities and Entity Equity	$ 87,319,635	$ 88,524,796

The accompanying notes are an integral part of these financial statements.

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Bioglan Pharmaceutical Operations of Quintiles Transnational Corp.

STATEMENTS OF OPERATIONS
(Unaudited)

	June 30
	Three months ended		Six months ended
	2004	2003	2004	2003
	Successor	Predecessor	Successor	Predecessor
Net sales	$ 22,334,087	$ 14,838,254	$ 35,983,161	$ 28,550,180
Cost of sales, exclusive of depreciation and amortization	5,406,300	3,827,539	9,088,616	6,531,751
Selling, general and administrative expenses	6,334,736	5,263,991	12,494,027	10,457,850
Management fee and cost share fee	124,393	121,417	244,584	233,535
Depreciation and amortization	2,490,788	1,824,544	4,025,698	3,559,654

Total cost of sales and operating expenses	14,356,217	11,037,491	25,852,925	20,782,790

Income from operations	7,977,870	3,800,763	10,130,236	7,767,390

Interest expense (income), net	100,500	(35)	227,840	(48)
Foreign currency (gain) loss	(716,524)	(371,841)	681,258	(478,014)

Other (income) expense, net	(616,024)	(371,876)	909,098	(478,062)

Income before income tax expense	8,593,894	4,172,639	9,221,138	8,245,452
Income tax expense	1,456,556	630,607	1,530,035	1,246,128

NET INCOME	$ 7,137,338	$ 3,542,032	$ 7,691,103	$ 6,999,324

The accompanying notes are an integral part of these financial statements.

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Bioglan Pharmaceutical Operations of Quintiles Transnational Corp.

STATEMENTS OF ENTITY EQUITY
(Unaudited)

	Contributed Capital	Retained Earnings	Comprehensive Income	Accumulated Other Comprehensive Income	Total
Predecessor: Balance at December 31, 2002	$ 28,316,485	$ 139,891		$ 1,065,304	$ 29,521,680
Capital contribution	154,470	—		—	154,470
Net income	—	6,999,324	$ 6,999,324	—	6,999,324
Foreign currency adjustment	—	—	4,206,379	4,206,379	4,206,379

Comprehensive income for period from January 1, 2003 through June 30, 2003	—	—	$ 11,205,703		—

Balance at June 30, 2003	$ 28,470,955	$ 7,139,215		$ 5,271,683	$ 40,881,853

Successor:
Balance at December 31 2003	$ 49,685,601	$ 7,357,419		$ 3,706,976	$ 60,749,996

Net income	—	7,691,103	$ 7,691,103	—	7,691,103
Foreign currency adjustment	—	—	(1,376,009)	(1,376,009)	(1,376,009)

Comprehensive income for period from January 1, 2004 through June 30, 2004	—	—	$ 6,315,094	—	—

Balance at June 30, 2004 2003	$ 49,685,601	$ 15,048,522		$ 2,330,967	$ 67,065,090

The accompanying notes are an integral part of these financial statements.

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Bioglan Pharmaceutical Operations of Quintiles Transnational Corp.

STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30, 2004	Six months ended June 30, 2003
	Successor	Predecessor
Cash flows from operating activities:
Net income (loss)	$ 7,691,103	$ 6,999,324
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	206,016	105,346
Amortization	3,819,682	3,454,307
Allowance for doubtful accounts	—	24,175
Changes in operating assets and liabilities:
Accounts receivable	(5,773,411)	(2,049,271)
Inventories	(532,015)	(903,912)
Prepaid expenses and other assets	30,719	191,536
Accounts payable	(271,378)	(323,472)
Accrued expenses	(288,213)	(2,826,336)

Net cash provided by operating activities	4,882,503	4,671,697

Cash flows from investing activities:
Purchase of property and equipment	(41,175)	(246,561)

Net cash (used in) investing activities	(41,175)	(246,561)

Cash flows from financing activities:
Repayment of capital lease obligations	(8,198)	—
Funding from affiliate	(5,884,481)	(4,144,641)

Net cash (used in) financing activities	(5,892,679)	(4,144,641)

Effect of foreign currency exchange rate changes on cash	(44,055)	11,754

INCREASE IN CASH AND CASH EQUIVALENTS	(1,095,406)	292,250

Cash and cash equivalents at beginning of period	1,540,721	29,123

Cash and cash equivalents at end of period	$ 445,315	$ 321,372

The accompanying notes are an integral part of these financial statements.

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Bioglan Pharmaceuticals Operations of Quintiles Transnational Corp.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE A – ORGANIZATION, NATURE OF ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	The Entity

The primary business activity of the Bioglan Pharmaceutical Operations of Quintiles Transnational Corp. is the marketing of various dermatology pharmaceutical products, which have been primarily acquired through the purchase or license of trademark rights and patents. These operations are a combination of Quintiles Transnational Corp.’s wholly-owned subsidiary, Bioglan Pharmaceuticals Company, and certain activities conducted at Quintiles Transnational Corp.’s wholly-owned subsidiaries in Ireland and Bermuda (collectively referred to as “Bioglan” or the “Entity”).

2.	Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. For further information, refer to the Financial Statements and Notes thereto included in the annual audited statements for the year ended December 31, 2003 of the Bioglan Pharmaceuticals Operations of Quintiles Transnational Corp. The balance sheet at December 31, 2003 has been derived from the audited financial statements of the Entity.

The financial statements for the Entity include the accounts of Bioglan Pharmaceuticals Company and certain accounts from Quintiles Bermuda, Inc. and Bioglan Dublin, Ltd. (a foreign sales corporation). The business units in the preceding sentence are wholly-owned subsidiaries of Quintiles Transnational Corp., (the “Parent”). All inter-entity transactions have been eliminated.

The accompanying financial statements present on a historical basis the financial position, results of operations, changes in equity and cash flows for all periods presented and reflect the “carve out” of the Entity from the consolidated financial statements of the Parent.

Transfers of operating funds between the Entity and the Parent, and the Parent’s various business units occur primarily on a noninterest-bearing basis, with the net amount of these transfers reflected as due to affiliates in the accompanying balance sheet. The net balance in due to affiliates at June 30, 2004 and December 31, 2003, of $15,814,701 and $22,767,167, respectively, is classified as a due to affiliates in the accompanying balance sheets. At June 30, 2004, the Entity has an intercompany note payable denominated in Canadian dollars totaling C$20,000,000 (US$15,052,000) with an annual interest rate of 3% and another non-interest bearing note denominated in Singapore dollars totaling S$50,446,920 (US$29,869,621). This amount in included in the due to affiliates caption in the accompanying balance sheet.

The Parent performed certain limited services and incurred certain costs for the Entity. Services provided include business development, marketing, finance, and human resources. The costs of the services provided by the Parent, have been allocated to the Entity based upon the ratio of net sales of the Entity to the total of the Parent’s consolidated net revenues for certain costs and based upon the Entity’s headcount to the Parent’s consolidated headcount for others. Costs allocated to the Entity for these services are included in the management fee and cost share fee caption in the accompanying statements of operations. In the opinion of management, the method of allocating these costs is believed to be reasonable. However,

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expenses allocated to the Entity are not necessarily indicative of the expenses that would have been incurred on a stand alone basis nor are they indicative of costs that may be charged or incurred in the future.

On September 25, 2003 the Entity’s Parent completed a merger transaction pursuant to which the Parent was acquired by a subsidiary of a newly formed holding company, Pharma Services Holding, Inc. (“Pharma Services”). Pharma Services accounted for the transaction using the purchase method of accounting and therefore allocated the purchase price to the fair values of the Parent’s assets and liabilities on the date of purchase. The purchase accounting related to the September 2003 transaction has been pushed down to the Entity’s separate financial statements. Accordingly, as of September 25, 2003, the Entity has been presented on an entirely new basis of accounting, the Entity’s operations have been identified as predecessor and successor and, where appropriate, separated with a vertical black line.

3.	Inventories

The Entity purchases certain raw materials and packaging components from third-party manufacturing vendors. The Entity also utilizes third parties to manufacture and package finished goods held for sale. The Entity takes title to finished goods inventories once manufactured and warehouses such goods until final distribution and sale. Inventories are carried on the books at the lower of cost or market. The Entity provides a reserve for estimated obsolescence or unmarketable inventory, based on a specific identification method, in an amount equal to the cost of the inventory. The Entity uses the first-in-first-out method to remove costs from inventory.

Supplemental information on inventory balances at June 30, 2004 and December 31, 2003 are as follows:

	June 30, 2004	December 31, 2003
Finished goods	$4,513,235	$ 4,203,936
Raw materials	103,317	44,296
Inventory reserve	(204,138)	(367,833)

Inventories, net	$ 4,412,414	$ 3,880,399

4.	Intangible Assets

The Entity has identifiable intangible assets at June 30, 2004 and December 31, 2003 totaling $72,432,003, and $78,651,624, respectively. These assets represent product licenses and distribution rights and were created through the Parent’s acquisition of SkyePharma’s Solaraze® Gel skin treatment in 2001 and certain of the assets of Bioglan Pharma Inc. from Bioglan Plc in 2002. Further, when the Parent completed the transaction with Pharma Services Holding, Inc, the Parent allocated the purchase price to the assets acquired and liabilities assumed based upon their respective fair values as determined by an independent third-party valuation firm as of the date of the acquisition. This allocation included the identifiable intangible assets of Bioglan. As a result, the identifiable intangible assets of Bioglan were increased by a net amount of $11,308,794. The Entity amortizes the intangible assets over the lives, ranging from 9-12 years, of these products. Further, the Parent allocated $530,458 of the goodwill resulting from the Pharma Services transaction (see Note A.2) to the Entity based on the relative fair value of the Entity’s assets to the assets of the Parent’s reporting unit.

The Entity assesses the value of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable, and that there may have been an other than temporary decline in value. Some factors the Entity considers important which could trigger an impairment review include the following: (i) significant underperformance relative to expected historical or projected future operating results; (ii) significant changes in the manner of use of the acquired assets or the strategy for the Entity’s overall business; and (iii) significant negative industry or economic trends.

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If the Entity were to determine that the carrying value of intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Entity would first perform an assessment of the asset’s recoverability based on expected undiscounted future net cash flow, and if the resulting amount is less than the asset’s value, the Entity would measure any other than temporary decline in value based on a projected discounted cash flow method using a discount rate determined by the Entity’s management to be commensurate with the risk inherent in the Entity’s current business model.

5.	Risks and Uncertainties

The Entity’s future financial results involve a number of risks and uncertainties. Factors that could affect the Entity’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, maintaining Adoxa® and Solaraze® Gel sales levels, dependence on key personnel, government regulation, manufacturing disruptions, competition, reliance on certain customers and vendors, absence of redundant facilities, and credit risk.

The Entity maintains $30,000,000 of product liability insurance on its products. This insurance is in addition to required product liability insurance maintained by the manufacturers of the Entity’s products. The Entity believes that this amount of insurance coverage is adequate and reasonable, although the Entity cannot assure that product liability claims will not exceed that coverage. In addition, the Entity may not be able to maintain its liability insurance at reasonable premium rates, if at all. To date no product liability claim has been made against the Entity and the Entity is not aware of any pending or threatened claim.

All manufacturers, marketers, and distributors of human pharmaceutical products are subject to regulation by the United States Food and Drug Administration (“FDA”). New drugs are typically subject to an FDA-approved new drug application before being marketed in the United States. Some prescription and other drugs are not the subject of an approved marketing application but, rather, are marketed subject to the FDA’s regulatory discretion and/or enforcement policies. Any change in the FDA’s enforcement discretion and/or policies could alter the way the Entity conducts business and any such change could severely impact the Entity’s future profitability.

6.	Stock Based Compensation

The Entity has historically participated in the Parent’s stock option plans to provide incentive compensation to eligible employees, officers and directors in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock. These plans provided certain employees with options to purchase shares of common stock of the Parent. The Parent’s Board of Directors determined the option price (not to be less than fair market value for incentive options) at the date of grant. Options, particularly those assumed or exchanged as a result of acquisitions, had various vesting schedules and terms. The majority of options granted under the Parent’s stock option plans typically vested 25% per year over four years and expired 10 years from the date of grant. The plan was suspended during 2003 and later terminated due to Pharma Services acquiring all of the issued and outstanding shares of the Parent’s common stock.

The Entity has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net (loss) income is required by SFAS No. 123, as amended by SFAS No.

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148, and has been determined as if the Entity had accounted for the stock options granted by its Parent company and Pharma Services, to the Company’s employees under the fair value method of SFAS No. 123. The following assumptions were used in the Black-Scholes option pricing model when determining pro forma net income:

	Six months ended	Six months ended
	June 30, 2004	June 30, 2003
	Successor	Predecessor
Expected dividend yield	0%	0%
Risk-free interest rate	2.7%	1.80%
Expected volatility	65.0%	40.0%
Expected life (in years from end of vesting term)	1.70	0.89

The Black-Scholes option pricing model was developed for use in estimating the fair value of trade options that have no vesting restrictions and are freely transferable. All available option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the stock options of Pharma Services granted to the Entity’s employees have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not provide a reliable single measure of the fair value of the stock options.

	Six months ended June 30, 2004	Six months ended June, 2003
	Successor	Predecessor
Net income as reported	$ 7,691,103	$ 6,999,324
Less: pro forma adjustment for stock based compensation, net of income tax	—	54,449

Pro forma net income	$ 7,691,103	$ 6,944,875

NOTE B – INTANGIBLE ASSETS

Details of intangible assets are summarized as follows:

	June 30, 2004			December 31, 2003
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
		Successor			Successor

Licenses	$78,566,739	$6,134,736	$72,432,003	$81,224,976	$2,573,352	$78,651,624

Licenses are intangible assets with definite useful lives and therefore continue to be amortized under SFAS 142.

NOTE C – RELATED PARTY TRANSACTIONS

As discussed in Note A, the Parent performed certain services and incurred certain costs for the Entity. Services provided include business development, marketing, finance, and human resources. The costs of the services provided by the Parent have been allocated to the Entity based on the net sales or headcount of the Entity relative to the total net sales or headcount of the Parent.

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Costs allocated to the Entity for these services are reflected in the accompanying statements of operations in the management fee and cost share fees caption.

NOTE D – COMMITMENTS AND CONTINGENCIES

1.	Legal Proceedings

General Litigation
The Entity is party to other routine actions and proceedings incidental to its business. There can be no assurance that an adverse determination on any such action or proceeding would not have a material adverse effect on the Entity’s business, financial condition or results of operations.

The Entity accounts for legal fees as their services are incurred.

Specific Litigation
The Entity is involved in the following specific litigation: (1) Biogen, Inc. filed before the Trademark Trial and Appeal Board an opposition to Bioglan Pharmaceuticals Company’s pending BIOGLAN PHARMACEUTICALS & Design trademark application, Serial No. 78/136,606, on September 25, 2003, Opposition No. 91157995, and to Bioglan’s pending BIOGLAN PHARMA INC. & Design trademark application, Serial No. 76/099,139, on September 23, 2003, Opposition No. 91158015. Counsel for Bioglan are in discussions in an attempt to resolve this matter; and (2) Bioglan also has received a demand letter from a former employee, claiming gender discrimination. The employee was terminated in February 2004 for performance reasons. The employee was offered to accept one month’s salary as severance in exchange for a signed release in favor of Bioglan. No claim has been filed.

While the Entity’s management currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on the Entity’s financial statements, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the results of operations for the period in which the ruling occurs.

2.	Guarantee of Parent Debt

In connection with the Pharma Services transaction (see Note A.2), the Parent issued $450,000,000 of 10% Senior Subordinated Notes due 2013. The Parent and all of its wholly owned domestic subsidiaries (“Guarantors”) have fully and unconditionally guaranteed, on a joint and several basis, the Company’s obligations under the related indentures (the “Guarantees”). Each Guarantee is subordinated in right of payment to the Guarantors’ existing and future senior debt, including obligations under the senior secured credit facility. Bioglan Pharmaceuticals Company is one of the Guarantors under this debt agreement.

NOTE E – SUBSEQUENT EVENT

On June 9, 2004, the Parent entered into an agreement with Bradley Pharmaceuticals (“Bradley”) to sell the assets of the Entity. Under the agreement, Bradley will acquire the Entity’s interests in the dermatology products on the market in the United States, including Solaraze® (diclofenac sodium) Gel, ADOXA® (doxycycline), Zonalon® (doxepin hydrochloride), and TxSystems® for a purchase price of approximately $183 million in cash, plus direct costs for transferred inventory.

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